UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/22/2008

BAYLAKE CORP

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16339

WI	39-1268055
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

217 North Fourth Avenue, P O Box 9, Sturgeon Bay, WI 54235-0009

(Address of principal executive offices, including zip code)

920-743-5551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

The Company’s prior independent registered public accounting firm, Crowe Chizek and Company LLC (“Crowe Chizek”), notified the Company on April 30, 2008 that it will resign no later than the completion of its review of the Company’s quarterly report on Form 10-Q, for the period ended March 31, 2008. A Form 8-K was filed on May 5, 2008 regarding the resignation. The review was completed on May 12, 2008 and the Company’s Form 10-Q was filed on that date.

On May 20, 2008, the Audit Committee of Baylake engaged Virchow, Krause & Company, LLP (“VK”) as Baylake’s new independent registered public accounting firm. During the fiscal years ended December 31, 2007 and 2006, and through May 20, 2008, neither Baylake nor anyone acting on its behalf consulted with VK regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered in the financial statements, or any matter that was either the subject of a disagreement with Crowe Chizek on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in their report, or a “reportable event” as described in Item 304 (a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYLAKE CORP
Date: May 22, 2008	By:	/s/ Kevin L. LaLuzerne
Treasurer and Chief Financial Officer